                                                                     Exhibit 3.3


                               CODE OF REGULATIONS
                               -------------------

                                       OF
                                       --

                                 WASTEQUIP, INC.
                                 ---------------

                  As Amended and Restated on February 13, 1996


                                    ARTICLE I
                                    ---------

                                   FISCAL YEAR
                                   -----------

                  The fiscal year of the Corporation shall end on December 31 of each year, or such other date as the Board of Directors may designate by resolution from time to time.

                                   ARTICLE II
                                   ----------

                                  Shareholders
                                  ------------

                  SECTION 1.        MEETINGS OF SHAREHOLDERS.

                  (a) ANNUAL MEETING. The annual meeting of the Shareholders of this Corporation, for the election of Directors, the consideration of financial statements and other reports, and the transaction of such other business as may properly be brought before such meeting, shall be held at such date after the annual financial statements of the Corporation have been prepared as the Board of Directors shall determine from time to time. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. In the event that the annual meeting is not held or if Directors are not elected thereat, a special meeting may be called and held for that purpose. (1701.39, 1701.38(A))

                  (b) SPECIAL MEETING. Special meetings of the Shareholders may be held on any business day when called by any two (2) members of the Board of Directors or by any person or persons who may be authorized by law to do so. Calls for special meetings shall specify the purpose or purposes thereof, and no business shall be considered at any such meeting other than that specified in the call therefor. (1701.40(A), 1701.41)

                  (c) PLACE OF MEETINGS. Any meeting of Shareholders may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting.
(1701.40(B))

                  (d)      NOTICE OF MEETING AND WAIVER OF NOTICE.

                           (1) NOTICE. Written notice of the time, place and
purposes of any meeting of Shareholders shall be given to each Shareholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mailed to each Shareholder entitled to notice of or to vote at such meeting. If such notice is mailed, it shall be directed, postage prepaid, to the Shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken. (1701.41(A), 1701.02)

                           (2) NOTICE TO JOINT OWNERS. All notices with respect
to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

                           (3) WAIVER. Notice of any meeting, however, may be
waived in writing by any Shareholder either before or after any meeting of Shareholders, or by attendance at such meeting without protest prior to the commencement thereof. (1701.42)

                  (e) SHAREHOLDERS ENTITLED TO NOTICE AND TO VOTE. If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders shall be the date next preceding the day on which notice is given or the date next preceding the day on which the meeting is held, as the case may be, and only Shareholders of record as of the close of business on such record date shall be entitled to notice of and to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all Shareholders entitled to notice in accordance with the new record date so fixed. (1701.45(A) (C) (E))

                  (f) QUORUM. At any meeting of Shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of any class of the shares of the Corporation may be authorized or taken by a lesser proportion. The Shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting. (1701.51)


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                  (g)      ORGANIZATION OF MEETINGS:

                           (1) PRESIDING OFFICER. The Chairman of the Board, or
in his absence, the President, or in the absence of both of them, a Vice President of the Corporation shall call all meetings of the Shareholders to order and shall act as Chairman thereof. If all are absent, the Shareholders shall select a Chairman.

                           (2) MINUTES. The Secretary of the Corporation, or, in
his absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

                  (h) ORDER OF BUSINESS. The order of business at all meetings of the Shareholders, unless waived or otherwise determined by a vote of the holder or holders of the majority of the number of shares entitled to vote present in person or represented by proxy, shall be as follows:

                  1.       Selection of Chairman and/or Secretary, if necessary.

                  2.       Call meeting to order.

                  3. Proof of notice of meeting and presentment of affidavit thereof.

                  4. Roll call, including filing of proxies with Secretary.

                  5. Upon appropriate demand, appointment of inspectors of election. (1701.50)

                  6. Reading, correction and approval of previously unapproved minutes.

                  7.       Reports of officers and committees.

                  8. If annual meeting, or meeting called for that purpose, election of Directors.

                  9.       Unfinished business, if adjourned meeting.

                  10. Consideration in sequence of all other matters set forth in the call for and written notice of the meeting.

                  11.      Adjournment.

                  (i) VOTING. Except as provided by statute or in the Articles, every Shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the

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Shareholders entitled to vote at the meeting. Except as required by law, the
Articles or these Regulations, at any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast. (1701.44(A))

                  (j) PROXIES. A person who is entitled to attend a Shareholders' meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Ohio. (1701.48)

                  (k) LIST OF SHAREHOLDERS. At any meeting of Shareholders a list of Shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any Shareholder. (1701.37(B))

                  SECTION 2. ACTION OF SHAREHOLDERS WITHOUT A MEETING. Any action which may be taken at a meeting of Shareholders may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed or entered upon the records of the Corporation. (1701.54)

                                   ARTICLE III
                                   -----------

                                    Directors
                                    ---------

                  SECTION 1.        GENERAL POWERS.

                  The business, power and authority of this Corporation shall be exercised, conducted and controlled by a Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the Shareholders. (1701.59)

                  SECTION 2.        ELECTION, NUMBER AND QUALIFICATION OF
                                    DIRECTORS.

                  (a) ELECTION. The Directors shall be elected (i) at the annual meeting of Shareholders, or if not so elected, at a special meeting of Shareholders called for that purpose, or (ii) by the Directors as provided in
Section 2(d) of this Article III. At any meeting of Shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election. (1701.39, 1701.55(A))

                  (b) NUMBER. The number of Directors shall be not less than three (3) and may be fixed or changed at a meeting of the Shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares that are represented at the meeting and entitled to vote on the proposal. Two (2) Directors shall be elected solely by the holders of the then outstanding Series A Convertible Preferred Shares, voting separately as a class, in accordance with Section 3 of Subdivision A of Article IV of the

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Articles. Two (2) Directors shall be elected solely by the holders of the then outstanding Class B Common Shares, voting separately as a class, in accordance with Subsection 1(i)(b) of Subdivision C of Article IV of the Articles. The remaining number of Directors shall be elected by the holders of the then outstanding Class A Common Shares, Class B Common Shares and Series A Convertible Preferred Shares voting together without regard to class.

                  (c) QUALIFICATION. Directors need not be Shareholders of the Corporation. (1701.56(C))

                  (d) UNFILLED DIRECTORSHIPS. In the event that the number of Directors elected by the Shareholders shall be less than the number fixed by the Shareholders as provided in Section 2(b) of this Article III, the remaining Directors elected by the holders of the same class or classes of Common Shares or Preferred Shares that are entitled to elect a Director to the unfilled directorship may, from time to time, fill any such unfilled directorship by vote of at least a majority of such remaining Directors then in office.

                  SECTION 3.        TERM OF OFFICE OF DIRECTORS.

                  (a) TERM. Each Director shall hold office until the next annual meeting of the Shareholders and until his successor has been elected or until his earlier resignation, removal from office, or death. Directors shall be subject to removal as provided by statute or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all Directors in accordance therewith, provided that no Director may be removed except by the vote of the holders of a majority of the voting power entitled to elect a Director in place of the Director to be removed. (1701.57, 1701.58(C))

                  (b) RESIGNATION. A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by any incumbent corporate officer other than an officer who is also the resigning Director, unless some other time is specified therein.
(1701.58(A))

                  (c) VACANCY. In the event of any vacancy in the Board of Directors for any cause, the remaining Directors elected by the same holders of the class or classes of Common Shares or Preferred Shares that elected the Director creating the vacancy, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term. (1701.58(D))

                  SECTION 4.        MEETINGS OF DIRECTORS.

                  (a) REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the Shareholders or a special meeting of the Shareholders at which Directors are elected. The holding of such Shareholders' meeting shall constitute notice of such Directors' meeting and such meeting may be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the Directors. (1701.61)


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



                  (b) SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice President, or any two (2) Directors. (1701.61(A))

                  (c) PLACE OF MEETING. Any meeting of Directors may be held at any place within or without the State of Ohio in person and/or through any communications equipment if all persons participating in the meeting can hear each other. (1701.61(B))

                  (d) NOTICE OF MEETING AND WAIVER OF NOTICE. Notice of the time and place of any regular or special meeting of the Board of Directors (other than the regular meeting of Directors following the adjournment of the annual meeting of the Shareholders or following any special meeting of the Shareholders at which Directors are elected) shall be given to each Director by personal delivery, telephone, mail, telegram or cablegram at least forty-eight (48) hours before the meeting, which notice need not specify the purpose of the meeting. Such notice, however, may be waived in writing by any Director either before or after any such meeting, or by attendance at such meeting (including attendance (presence) by means of participation through any communications equipment as above provided) without protest prior to the commencement thereof. (1701.61
(B)(C), 1701.42)

                  SECTION 5.        QUORUM AND VOTING.

                  At any meeting of Directors, no fewer than a majority of the Directors then in office, including at least one of the Directors elected by the holders of Class B Common Shares voting separately as a class OR at least one of the Directors elected by the holders of the Preferred Shares voting as a separate class, must be present, in person and/or through any communications equipment, to constitute a quorum for such meeting. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of the number of Directors then in office, unless the vote of a greater number is required by the Articles or Regulations. (1701.62)

                  SECTION 6.        COMMITTEES.

                  (a) APPOINTMENT. The Board of Directors may from time to time appoint certain of its members (but in no event less than three (3)) to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees powers to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board.

                  (b) EXECUTIVE COMMITTEE. In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control of the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.


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                  (c) COMMITTEE ACTION. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it. (1701.63)

                  SECTION 7. ACTION OF DIRECTORS WITHOUT A MEETING.

                  Any action which may be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if authorized by a writing or writings signed by all the Directors or the members of such committee, which writing or writings shall be filed or entered upon the records of the Corporation. (1701.54)

                  SECTION 8. COMPENSATION OF DIRECTORS.

                  The Board of Directors may allow compensation for attendance at meetings or for any special services, may allow compensation to members of any committee, and may reimburse any Director for his expenses in connection with attending any Board or committee meeting.
(1701.60)

                  SECTION 9. ATTENDANCE AT MEETINGS OF PERSONS WHO ARE NOT
                             DIRECTORS.

                  The Directors in the aggregate elected by the holders of the outstanding Class A Common Shares, Class B Common Shares and Series A Convertible Preferred Shares voting together without regard to class, and the Directors in the aggregate elected by the holders of the Class B Common Shares voting separately as a class, and the Directors in the aggregate elected by the holders of the Series A Convertible Preferred Shares voting separately as a class, shall each be entitled to select one person to attend any regular or special meeting of the Board of Directors. Unless waived by a majority of Directors in attendance, not less than twenty-four (24) hours before any regular or special meeting of the Board of Directors any Director who desires the presence at such meeting of any additional person (other than those persons, if any, selected pursuant to the first sentence of this Section 9) who is not a Director shall so notify all other Directors, request the presence of such person at the meeting, and state the reason in writing. Such person will not be permitted to attend the Directors' meeting unless a majority of the Directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at any time during any such meeting by the vote of a majority of the Directors in attendance.


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                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

                  SECTION 1.        GENERAL PROVISIONS.

                  The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, one or more Vice-Presidents, and such other officers and assistant officers as the Board may from time to time deem necessary. The Chairman of the Board shall be a Director, but no one of the other officers need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers. (1701.64 (A))

                  SECTION 2.        POWERS AND DUTIES.

                  All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties. Since the lawful purposes of this Corporation include the acquisition and ownership of real property, personal property and property in the nature of patents, copyrights, and trademarks and the protection of the Corporation's property rights in its patents, copyrights and trademarks, each of the officers of this Corporation is empowered to execute any power of attorney necessary to protect, secure, or vest the Corporation's interest in and to real property, personal property and its property protectable by patents, trademarks and copyright registration and to secure such patents, copyrights and trademark registrations. (1701.64(B)(1))

                  SECTION 3.        TERM OF OFFICE AND REMOVAL.

                  (a) TERM. Each officer of the corporation shall hold office at the pleasure of the Board of Directors until his successor has been elected or until his earlier resignation, removal from office or death. It shall not be necessary for the officers of the corporation to be elected annually. The election or appointment of an officer for a given term, or a general provision in the Articles, Regulations or ByLaws with respect to term of office, shall not be deemed to create contract rights. (1701.64(A) and 1701.64(B)(2))

                  (b) REMOVAL. Any officer may be removed, with or without cause, by the Board of Directors without prejudice to the contract rights, if any, of such officer.
(1701.64(B)(2))

                  (c) VACANCIES. The Board of Directors may fill any vacancy in any office occurring for whatever reason. (1701.64(B)(3)).

                  SECTION 4. COMPENSATION OF OFFICERS.

                  Unless compensation is otherwise determined by a majority of the Directors at a regular or special meeting of the Board of Directors, or unless such determination is delegated by the Board of Directors to another officer or officers, the President of the Corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the Corporation. (1701.60)

                                    ARTICLE V
                                    ---------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

                  SECTION 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Corporation, domestic or foreign, non-profit or for-profit, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction (including any actual or alleged error, misstatement or misleading statement) of such person while acting in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 4 of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS.

                  To the extent that an employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in the action, suit or proceeding. Any

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



further indemnification of employees and agents shall occur only if and to the extent that the directors may, in their discretion, so determine.

                  SECTION 3. ADVANCEMENT OF EXPENSES.

                  Expenses, including attorneys' fees, incurred by a director or officer of the Corporation in defending any proceeding referred to in Section 1 of this Article, shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article; which undertaking may be secured or unsecured, at the discretion of the Corporation.

                  SECTION 4. PROCEDURES AND PRESUMPTIONS UNDER THIS ARTICLE.

                  If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expense incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Ohio General Corporation Laws for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Ohio General Corporation Laws, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  SECTION 5. INDEMNIFICATION PROVIDED IN THIS ARTICLE NOT
                             EXCLUSIVE.

                  The indemnification and advancement of expenses provided under this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under law, the Articles of Incorporation, this Code of Regulations of the Corporation, any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

                  SECTION 6. ARTICLE DEEMED A CONTRACT.

                  This Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation, each individual who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and each employee or agent of the Corporation, in each case, who serves in such capacity at any time while this
Article is in effect; and any repeal, amendment or other modification of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                  SECTION 7. SAVINGS CLAUSE.

                  If this Article or any portion thereof shall be invalidated or found unenforceable on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee or agent of the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes, penalties and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or found unenforceable, or by any other applicable law.

                  SECTION 8. INSURANCE.

                  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or individual serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Corporation, domestic or foreign, non-profit or for-profit partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio General Corporation Laws.

                                   ARTICLE VI
                                   ----------

                       SECURITIES HELD BY THE CORPORATION
                       ----------------------------------

                  SECTION 1. TRANSFER OF SECURITIES OWNED BY THE CORPORATION.

                  All endorsements, assignments, transfers, stock powers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President, by a Vice President, by the Secretary or by the Treasurer or by any other person or persons as may be thereunto authorized by the Board of Directors.


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



                  SECTION 2. VOTING SECURITIES HELD BY THE CORPORATION.

                  The Chairman of the Board, President, any Vice President, Secretary or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any securities issued by other corporations which the Corporation may own. (1701.47 (A))

                                   ARTICLE VII
                                   -----------

                               SHARE CERTIFICATES
                               ------------------

                  SECTION 1. TRANSFER AND REGISTRATION OF CERTIFICATES.

                  The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles or these Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof. (1701.14 (A), 1701.26)

                  SECTION 2. SUBSTITUTED CERTIFICATES.

                  Any person claiming that a certificate for shares has been lost, stolen or destroyed, shall make an affidavit or affirmation of that fact and, if required, shall give the Corporation (and its registrar or registrars and its transfer agent or agents, if any) a bond of indemnity, in such form and with one or more sureties satisfactory to the Board, and, if required by the Board of Directors, shall advertise the same in such manner as the Board of Directors may require, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.
(1701.27, 1308.35)

                                  ARTICLE VIII
                                  ------------

                                      SEAL
                                      ----

                  The Directors may adopt a seal for the Corporation which shall be in such form and of such style as is determined by the Directors. Failure to affix any such corporate seal shall not affect the validity of any instrument. (1701.13(B))

                                   ARTICLE IX
                                   ----------

                   CONSISTENCY WITH ARTICLES OF INCORPORATION
                   ------------------------------------------

                  If any provision of these Regulations shall be inconsistent with the Corporation's Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.


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


                                    ARTICLE X
                                    ---------

                                SECTION HEADINGS
                                ----------------

                  The headings contained in this Code of Regulations are for reference purposes only and shall not be construed to be part of and/or shall not affect in any way the meaning or interpretation of this Code of Regulations.

                                   ARTICLE XI
                                   ----------

                                   AMENDMENTS
                                   ----------

                  This Code of Regulations of the Corporation (and as it may be amended from time to time) may only be amended or added to by the affirmative vote or the written consent of (i) the holders of at least two-thirds of the then outstanding Class B Common Shares voting separately as a class, (ii) the holders of a majority of the then outstanding Series A Convertible Preferred Shares voting separately as a class, and (iii) the holders of a majority of the then outstanding Class A Common Shares, Class B Common Shares and Series A Convertible Preferred Shares voting without regard to class; provided, however, that if an amendment or addition is adopted by written consent without a meeting of such Shareholders, it shall be the duty of the Secretary to enter the amendment or addition in the records of the Corporation, and to mail a copy of such amendment or addition to each such Shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof. (1701.11).








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